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                                 Exhibit 14(d)

                         Consent of Arthur Andersen LLP
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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 7, 2000 on our audit of the financial statements and financial highlights of the Firstar Stellar Funds and to all references to our firm included in or made a part of this registration statement.

/s/ ARTHUR ANDERSEN LLP


Cincinnati, Ohio
May 30, 2001